EX-99.g.1.ix

AMENDMENT NO. 11 TO

MUTUAL FUND CUSTODY AND SERVICES AGREEMENT

THIS AMENDMENT NO. 11 (“Amendment”) is made as of July 8, 2026 (the “Effective Date”) to that certain Mutual Fund Custody and Services Agreement dated as of July 20, 2007 (as amended, restated, supplemented or otherwise modified, the “Agreement”) by and between each investment company set forth on Appendix D attached thereto (each an “Existing Fund” and collectively, the “Existing Funds”), on behalf of its respective Series, and the Bank of New York Mellon (the “Custodian”).

BACKGROUND:

A.	Custodian serves as custodian and performs certain services for the Existing Funds pursuant to the Agreement.

B.	Nomura Smid Cap Core Fund and Nomura Strategic Income Fund are expected to be reorganized into exchange-traded funds (“ETFs”) on or about November 6, 2026, (the “Conversion Date”), and will be series of Nomura ETF Trust II (formerly, Voyageur Insured Funds (the “Trust”))

C.	The Trust, together with the following new series of the Trust, Nomura Small and Mid Cap ETF and Nomura Strategic Income ETF (the “New Funds” and collectively with the Existing Funds, the “Funds”) desire to retain Custodian to perform the services described in the Agreement as amended hereby as of the Conversion Date.

D.	The parties desire to amend the Agreement as set forth herein.

E.	This Background section is incorporated by reference into and make part of this Amendment.

TERMS:

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, and intending to be legally bound, the parties agree as follows:

1.	Appendix D of the Agreement is hereby deleted in its entirety and replaced with a new Appendix D attached hereto, which includes the addition of Nomura ETF Trust II, and the New Funds, to such revised Appendix D. Notwithstanding anything to the contrary in the Agreement or this Amendment, Custodian shall have no obligation to commence providing any services under the Agreement with respect to the New Funds until the Conversion Date.

2.	Miscellaneous

a.	Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement.
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b.	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the matters described herein.

c.	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

d.	If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

[Remainder of page intentionally left blank]

[Signature pages follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

NC MACAU I, LTD.

By:   Nomura Alternative Strategies, a series of Nomura Investment Management Business Trust, solely in its capacity as investment adviser

By signing below, Nomura Alternative Strategies in its individual capacity covenants to BNY that NC Macau I, Ltd. has the power to authorize and direct, and has duly authorized and directed, Nomura Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

NC MACAU II, LTD.

By:   Nomura Alternative Strategies, a series of Nomura Investment Management Business Trust, solely in its capacity as investment adviser

By signing below, Nomura Alternative Strategies in its individual capacity covenants to BNY that NC Macau II, Ltd. has the power to authorize and direct, and has duly authorized and directed, Nomura Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

CHATTANOOGA OPPORTUNITIES LLC

By:   Nomura Alternative Strategies, a series of Nomura Investment Management Business Trust, solely in its capacity as investment adviser

By signing below, Nomura Alternative Strategies in its individual capacity covenants to BNY that Chattanooga Opportunities LLC has the power to authorize and direct, and has duly authorized and directed, Nomura Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President
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IVY ASF II, LTD.

By:   Nomura Alternative Strategies, a series of Nomura Investment Management Business Trust, solely in its capacity as investment adviser

By signing below, Nomura Alternative Strategies in its individual capacity covenants to BNY that Ivy ASF II, Ltd. has the power to authorize and direct, and has duly authorized and directed, Nomura Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

IVY VIP ASF II, LTD.

By:   Nomura Alternative Strategies, a series of Nomura Investment Management Business Trust, solely in its capacity as investment adviser

By signing below, Nomura Alternative Strategies in its individual capacity covenants to BNY that Ivy VIP ASF II, Ltd. has the power to authorize and direct, and has duly authorized and directed, Nomura Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

Ivy ASF III (SBP), LLC

By:   Nomura Alternative Strategies, a series of Nomura Investment Management Business Trust, solely in its capacity as investment adviser

By signing below, Nomura Alternative Strategies in its individual capacity covenants to BNY that Ivy ASF III (SBP), LLC has the power to authorize and direct, and has duly authorized and directed, Nomura Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

IVY VIP ASF III (SBP), LLC

By:   Nomura Alternative Strategies, a series of Nomura Investment Management Business Trust, solely in its capacity as investment adviser

By signing below, Nomura Alternative Strategies in its individual capacity covenants to BNY that Ivy VIP ASF III (SBP), LLC has the power to authorize and direct, and has duly authorized and directed, Nomura Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President
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IVY WGA ASF III (SBP), LLC

By:   Nomura Alternative Strategies, a series of Nomura Investment Management Business Trust, solely in its capacity as investment adviser

By signing below, Nomura Alternative Strategies in its individual capacity covenants to BNY that Ivy WGA ASF III (SBP), LLC has the power to authorize and direct, and has duly authorized and directed, Nomura Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

DELAWARE GROUP ADVISER FUNDS

DELAWARE GROUP CASH RESERVE

DELAWARE GROUP EQUITY FUNDS II

DELAWARE GROUP EQUITY FUNDS IV

DELAWARE GROUP EQUITY FUNDS V

DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS

DELAWARE GROUP GOVERNMENT FUND

DELAWARE GROUP INCOME FUNDS

DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS

DELAWARE GROUP STATE TAX-FREE INCOME TRUST

DELAWARE GROUP TAX-FREE FUND

DELAWARE POOLED TRUST

DELAWARE VIP TRUST

IVY FUNDS

IVY VARIABLE INSURANCE PORTFOLIOS

VOYAGEUR MUTUAL FUNDS

VOYAGEUR MUTUAL FUNDS II

NOMURA ETF TRUST II

VOYAGEUR TAX FREE FUNDS

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Allison M. Gardner
Name:	Allison M. Gardner
Title:	Senior Vice President
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Appendix D

The following Registrants and Series are covered by, and made parties to, the Amendment as of the date first written above.

Registrant and Series
Delaware Group® Adviser Funds Nomura Diversified Income Fund
Delaware Group® Cash Reserve Nomura Ultrashort Fund
Delaware Group® Equity Funds II Nomura Value Fund
Delaware Group® Equity Funds IV Nomura Healthcare Fund Nomura Growth and Income Fund Nomura Opportunity Fund
Delaware Group® Equity Funds V Nomura Small Cap Core Fund Nomura Cap Value Fund Nomura Wealth Builder Fund
Delaware Group® Global & International Funds Nomura Emerging Markets Fund
Delaware Group® Government Fund Nomura Emerging Markets Debt Corporate Fund Nomura Strategic Income Fund
Delaware Group® Income Funds Nomura Corporate Bond Fund Nomura Extended Duration Bond Fund Nomura Floating Rate Fund
Delaware Group® Limited-Term Government Funds Nomura Limited-Term Diversified Income Fund Nomura Tax-Free Oregon Fund
Delaware Group® State Tax-Free Income Trust Nomura Tax-Free Pennsylvania Fund
Delaware Group® Tax-Free Fund Nomura Tax-Free USA Fund Nomura Tax-Free USA Intermediate Fund
Delaware Pooled® Trust Nomura Global Listed Real Assets Fund

Delaware VIP® Trust

Nomura VIP Emerging Markets Series

Nomura VIP Small Cap Value Series
Nomura VIP Fund for Income Series

Nomura VIP Growth and Income Series

Nomura VIP Growth Equity Series

Nomura VIP Investment Grade Series

Nomura VIP Limited Duration Bond Series

Nomura VIP Opportunity Series

Nomura VIP Total Return Series

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Registrant, Name of Portfolio and Share Class

Ivy Funds

Nomura Asset Strategy Fund

Nomura Balanced Fund

Nomura Core Equity Fund

Nomura Climate Solutions Fund

Nomura Global Bond Fund

Nomura Global Growth Fund

Nomura High Income Fund

Nomura International Core Equity Fund

Nomura Large Cap Growth Fund

Nomura Mid Cap Growth Fund

Nomura Mid Cap Income Opportunities Fund

Nomura Natural Resources Fund

Nomura Science and Technology Fund

Nomura Real Estate Securities Fund

Nomura Small Cap Growth Fund

Nomura Smid Cap Core Fund

Nomura Systematic Emerging Markets Equity Fund

Ivy Variable Insurance Portfolios

Nomura VIP Asset Strategy Series

Nomura VIP Balanced Series

Nomura VIP Core Equity Series

Nomura VIP Corporate Bond Series

Nomura VIP Energy Series

Nomura VIP Global Growth Series

Nomura VIP Growth Series

Nomura VIP High Income Series

Nomura VIP International Core Equity Series

Nomura VIP Limited-Term Bond Series

Nomura VIP Mid Cap Growth

Nomura VIP Natural Resources Series

Nomura VIP Pathfinder Aggressive Series

Nomura VIP Pathfinder Conservative Series

Nomura VIP Pathfinder Moderate Series

Nomura VIP Pathfinder Moderate – Managed Volatility Series

Nomura VIP Pathfinder Moderately Aggressive Series

Nomura VIP Pathfinder Moderately Aggressive – Managed Volatility Series

Nomura VIP Pathfinder Moderately Conservative Series

Nomura VIP Pathfinder Moderately Conservative – Managed Volatility Series

Nomura VIP Science and Technology Series

Nomura VIP Small Cap Growth Series

Nomura VIP Smid Cap Core Series

Nomura VIP Value Series

Voyageur Mutual Funds

Nomura Minnesota High-Yield Municipal Bond Fund

Nomura National High-Yield Municipal Bond Fund

Nomura Tax-Free California Fund

Nomura Tax-Free Idaho Fund

Nomura Tax-Free New York Fund

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Registrant, Name of Portfolio and Share Class
Voyageur Mutual Funds II Nomura Tax-Free Colorado Fund

Nomura ETF Trust II (formerly Voyageur Insured Funds)

Nomura Small and Mid Cap ETF*

Nomura Strategic Income ETF*

* Custodian shall have no obligation to provide services to the Funds until the Conversion Date.

Voyageur Tax Free Funds Nomura Tax-Free Minnesota Fund
Chattanooga Opportunities LLC
Ivy ASF II, Ltd.
Ivy VIP ASF II, Ltd.
Ivy ASF III (SBP), LLC
Ivy VIP ASF III (SBP), LLC
Ivy WGA ASF III (SBP), LLC
NC Macau I, Ltd.
NC Macau II, Ltd.
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